EXHIBIT S(2)

ROCHDALE CORE ALTERNATIVE STRATEGIES FUND LLC
ROCHDALE CORE ALTERNATIVE STRATEGIES FUND TEI LLC
ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that, Garrett R. D’Alessandro, whose signature appears below, does hereby constitute and appoint Kurt Hawkesworth his true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments, in his name, place and stead, which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable Rochdale Core Alternative Strategies Fund LLC, Rochdale Core Alternative Strategies Fund TEI LLC and Rochdale Core Alternative Strategies Master Fund LLC (each, a “Fund”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with each Fund’s Registration Statement on Form N-2 pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre-and post-effective amendments thereto under the 1933 Act and amendments thereto under the 1940 Act, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as the President, Principal Financial Officer, Secretary and/or an Organizational Member of each Fund such Registration Statement and any and all such amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent or his substitute, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.

/s/ Garett R. D’Alessandro
Garrett R. D’Alessandro

Date: January 30, 2007